PHILLIPS

INVOICE

Masterworks Gallery, LLC as agent for
Masterworks Cayman SPC
225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: [***]
Invoice No: UK010123/1007/1
Paddle No: 1007
VAT No:

Sale Title	Sale Date	Sale Number	Auctioneer
20th Century & Contemporary Art Evening Sale	2-Mar-2023	UK010123	Henry Highley

Lot No	Description	Hammer	VAT on Hamm	Premium	VAT on Prem	Total Amount
21	**Banksy** Home Sweet Home	1,400,000.00		342,000.00		£1,742,000.00
				Artist Resale Royalty on Lot 21		£10,158.97

Total Amount Due **£1,752,158.97**

Less financing fee -£92,000.00

Total Amount Due **£1,660,158.97**

PLEASE NOTE THAT THE PAYMENT IS DUE WITHIN 90 DAYS OF THE SALE DATE AND MUST BE MADE BY THE INVOICED PARTY

Bank Transfer Details: UBS Switzerland AG, Rue des Noirettes 35, 1227 Carouge, Switzerland, for the account of Phillips Auctioneers Limited, Account No. [***], IBAN: [***], SWIFT: [***]

The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.

For information on the Buyer's Premium, please see the Buyer's Guide found on the Phillips website www.phillips.com